EXHIBIT 10.14.1

McDATA CORPORATION

DISTRIBUTION AGREEMENT
Agreement No. 40-98-0096-07

(As Amended Through Amendment #17)

“McDATA”

McDATA Corporation
310 Interlocken Parkway
Broomfield, CO  80021-3464

“Buyer”

Hitachi Data Systems Corporation

750 Central Expressway

Santa Clara, CA 95050-2627

This Distribution Agreement (“Agreement”) is entered into by and between McDATA and Buyer, and commences on the date accepted and executed by McDATA (“Effective Date”).

Each of the documents identified below is incorporated herein by reference.

Distribution Agreement

Exhibit A	Pricing

Exhibit B	Product Specifications

Exhibit C	Operational Provisions

Exhibit D	Conditions of Software Acceptance; Customer License Agreement

Exhibit E	Buyer Entities Authorized to Purchase

Exhibit F	Trademarks

Exhibit G	Terms for Use of McDATA Enterprise SAN Methodology

This Agreement and the applicable Exhibits identified above, are the complete agreement between McDATA and Buyer with respect to the Products on Figure A-1 of Exhibit A of this Agreement, and replace all prior oral or written representations or agreements between the parties.

Executed and agreed to:		Accepted and agreed to:

McDATA Corporation (McDATA)		Hitachi Data Systems Corporation

By:	/s/ MICHAEL B. GUSTAFSON	By:	/s/ DAVID COOMBS

Name:	Michael B. Gustafson	Name:	David Coombs

Title:	VP Sales & Services	Title:	EVP, Operations

Date:	12/15/99	Date:	12/13/99

Effective Date:	December 15, 1999

McDATA CORPORATION

DISTRIBUTION AGREEMENT

Table of Contents

Section Title

1	DEFINITIONS

2	TERM

3	TERRITORY

4	MCDATA’S RESPONSIBILITIES

5	BUYER’S RESPONSIBILITIES

6	CREDIT AND PAYMENT TERMS

6.1 Credit

6.2 Payment

7	TITLE AND RISK OF LOSS

8	FORECASTS, ORDERS, AND DELIVERY

8.1 Forecasts

8.2 Purchase Orders

8.3 Acceptance of Purchase Orders

8.4 Spares

8.5 Order Rescheduling

8.6 Shipment/Delivery and Export/Import

8.7 Acceptance of Products

8.8 Order Cancellation

9	PRODUCTS

9.1 Product Specifications

9.2 Product Design Changes and Field Modification Orders

9.3 Improvements

9.4 Buyer Modification

9.5 Product Discontinuance

10	SOFTWARE LICENSE & RESTRICTIONS

11	WARRANTY

11.1 Product Warranty

11.2 Software Warranty

11.3 Title Warranty

11.4 Year 2000

11.5 Disclaimer

12	TECHNICAL SUPPORT, REPAIRS, AND TRAINING

i

12.1 By McDATA

12.2 By Buyer

13	SOFTWARE MAINTENANCE

13.1 Software Support

13.2 Program Errors

13.3 Software Update Service

13.4 Limitations

14	PROPRIETARY RIGHTS INDEMNIFICATION

15	DOCUMENTATION: REPRODUCTION, MODIFICATION, AND DISTRIBUTION RIGHTS

16	IDENTIFICATION OF PRODUCTS AND TRADEMARK RIGHTS

16.1 Identification of Products

16.2 Trademark Rights

16.3 Operational Provisions

16.4 Web Access

17	CONFIDENTIALITY OF INFORMATION

18	LIMITATION OF LIABILITY

19	TERMINATION

20	GENERAL PROVISIONS

20.1 Governing Law

20.2 Waiver

20.3 Compliance with Laws

20.4 Notices

20.5 Assignment

20.6 Attorneys’ Fees

20.7 Official Language

20.8 Headings

20.9 Force Majeure

20.10 Severability

20.11 Contract Changes

20.12 Records

ii

Distribution Agreement

McDATA and Buyer agree as follows:

1              DEFINITIONS.

1.1          “Buyer” means that entity listed on the first page of this Agreement and all subsidiaries or affiliates thereof designated to purchase hereunder as set forth on Exhibit E attached hereto, provided such subsidiaries or affiliates are bound by the terms and conditions of this Agreement.

1.2          “Customer” means any entity to which Buyer sells, rents, leases or otherwise distributes McDATA Products, including Resellers and End User Customers.

1.3          “Reseller” means an entity authorized by Buyer to purchase Products directly, or indirectly through Buyer’s channels of distribution, for the purpose of resale.

1.4          “End User Customer” means any entity that purchases McDATA-manufactured Products from Buyer or a Reseller and/or licenses Software associated therewith for its use in accordance with McDATA’s then current published specifications, configurations, and compatibility guidelines for data communications networking.

1.5          “End User Customer Software” means, and is limited to, the Software in Object Code form, and includes (i) the machine-executable instructions and all associated descriptive material and documentation for each processor within each Product supplied by McDATA pursuant to this Agreement, (ii) subsequent updates and/or enhancements provided by McDATA pursuant to this Agreement and (iii) any Software Feature Option(s) that is sublicensed pursuant to the terms of this Agreement. Such Software may be provided to Buyer on magnetic media or in written or graphic form that performs, describes, or illustrates the performance of all on-line functions, off-line utilities, and diagnostics pertinent to the Product.

1.6          “Object Code” means computer programming code, substantially or entirely in binary form that is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

1.7          “Products” means certain McDATA data communication equipment, hardware, software, related features, conversions, options, and other accessories as further described in Figure A-1 of Exhibit A of this Agreement that Buyer is authorized to purchase and distribute, and that may utilize the Software licensed hereunder.

1.8          “Product Specifications” means the product specifications for the Products that are referred to in Exhibit B, as amended from time to time, as “Engineering Document Numbers.”

1.9          “Service Provider” means Buyer [***] [***] [***] [***] [***] [***] authorized by Buyer which perform technical support for and repair Products.

1.10        “Services” means the technical support, repairs, and training provided by McDATA to Buyer under this Agreement.

1.11        “Software” means the collective reference to End User Customer Software, Software Feature Option(s) and software that may be listed on Figure A-1.

1.12        “Software Feature Option(s)” means an optional feature for End User Customer Software, as available from time to time, that enables special attributes and/or provides additional functionality, and that will be delivered to Buyer upon receipt of its purchase order and payment of an additional license fee, if applicable.

1.13        “Spares” means all parts or components of Products that are generally made available by McDATA for separate sale.

1.14        “Trademark” means the proprietary label(s) identified in Exhibit F under which the Products will be marketed in the Territory, such as:

McDATA®

NOTE:  McDATA and the McDATA logo are registered trademarks of McDATA Corporation.

2              TERM.  The initial term of this Agreement commences on the Effective Date and continues for a period of [***] ([***]) years, unless sooner terminated pursuant to the termination provisions in this Agreement.  Thereafter, this Agreement shall be automatically renewed for successive [***] ([***]) year terms unless either party provides written notice to the other party of its intent to terminate this Agreement at least [***] ([***]) days prior to the end of the then-current term.

3              TERRITORY.  Buyer is authorized to market the Products and sublicense the Software worldwide.

4              MCDATA’S RESPONSIBILITIES:  Subject to the terms and conditions of this Agreement, McDATA shall:

(i)            upon receipt and acceptance of a purchase order for Products and/or Software from Buyer, sell/license the specified Products and/or Software to Buyer at the prices specified in Exhibit A;

(ii)           grant Buyer the rights and licenses in the Software as set forth in Section 10 of this Agreement;

(iii)          ship Products and/or Software to Buyer as set forth in Section 8 of this Agreement;

(iv)          warrant the Products and Software as set forth in Section 11 of this Agreement;

(v)           indemnify Buyer as set forth in Section 14 of this Agreement;

(vi)          offer technical support, repairs, and training to Buyer as set forth in Section 12 and Exhibit A of this Agreement, at the prices specified in Exhibit A;

(vii)         provide Software support to qualified Buyer personnel as set forth in Section 13 of this Agreement; and

(viii)        make available to Buyer all new releases of Software, with all available documentation, as set forth in Section 13.

5              BUYER’S RESPONSIBILITIES:  Subject to the terms and conditions of this Agreement, Buyer shall:

(i)            market, sell, lease, rent, and deliver Products to its Customers in the Territory as set forth in Section 3 of this Agreement;

(ii)           forecast, order, take delivery of, accept, and pay for Products as set forth in Sections 6 and 8 of this Agreement;

(iii)          provide all required technical support for the Products to its Customers as set forth in Section 12 of this Agreement;

(iv)          provide all required installation services for the Products and Software to its Customers;

(v)           provide all required training for its Customers;

(vi)          provide all required support for the Software to its Customers as set forth in Section 13;

(vii)         protect McDATA’s proprietary rights as set forth in Section 10, 14, and 16 of this Agreement; and

(viii)        stock Spares at levels sufficient to satisfy its Customers in accordance with Section 8.4 of this Agreement.

6              CREDIT AND PAYMENT TERMS.

6.1          Credit.  McDATA reserves the right to reassess credit terms and increase or decrease credit limits at any time in its sole discretion, based on Buyer’s payment history, financial position, and/or perceived risk.

McDATA’s obligation to deliver Products ordered, to perform Services, and to license Software under this Agreement shall be subject to Buyer’s adherence to all payment and credit terms stipulated herein. Following Buyer’s failure to comply with these terms, McDATA may, at any time, without liability, suspend credit and/or delay or reschedule delivery of additional Products, and/or suspend performance of Services, and/or suspend performance of Software/maintenance support, and shall give Buyer [***] days written notice of such action.

6.2          Payment.  In the event McDATA agrees to extend open credit to Buyer, terms of payment are net [***] ([***]) days.  Each Product shipment shall be invoiced by McDATA upon shipment, and paid for by Buyer when due, without regard to other scheduled deliveries.  All payments hereunder shall be made in United States Dollars by electronic wire transfer or bank check.

7              TITLE AND RISK OF LOSS.  Title and risk of loss or damage to Products purchased by Buyer shall pass to Buyer upon shipment.

8              FORECASTS, ORDERS, AND DELIVERY.

8.1          Forecasts.  Within thirty (30) days after execution of this Agreement, Buyer will give McDATA a forecast in writing of its projected purchases of Products for the following [***] ([***])[***]; quantities are to be identified by model by month.  On or before the fifteenth (15th) day of each month thereafter, Buyer will provide McDATA with an updated forecast covering the projected purchases for [***] [***] [***] [***] ([***]) [***] [***].  Such forecasts are Buyer’s projections of intended total purchases inclusive of all applicable rescheduled quantities of Products, are for planning purposes only, and are not commitments to buy.  Such commitments are only valid upon Buyer’s issuance of purchase orders as defined in Section 8.2 below.

8.2          Purchase Orders.

8.2.1       Buyer shall, from time to time, issue purchase orders to McDATA for Products.  Such purchase orders are Buyer’s commitments to buy.  Normal lead-time for purchase orders based on the forecast is [***] ([***]) [***] days after receipt of order (ARO).  Such purchase orders shall be in writing and identify quantity, model, features and prices.  Each purchase order will be issued by Buyer at least [***] ([***]) [***] days before its first scheduled delivery date to Buyer’s specified location.  McDATA will use best effort to comply with the delivery dates requested on such purchase orders.

8.2.2       McDATA agrees to provide to HDS, without liability or charge, the ability to modify quantities on each issued purchase order as follows:

[***]

If Buyer requests an increase beyond the percentages specified above, McDATA will use best efforts to comply with such request.

8.2.3       Buyer may transmit purchase orders by facsimile or e-mail provided such e-mail purchase orders are issued by an authorized HDS representative.  Buyer shall provide a written list of such authorized persons for each Hitachi Data Systems Entities listed on Exhibit E.  Orders are considered binding upon receipt by McDATA of said facsimile or e-mail, subject to acceptance as set forth below.

8.3          Acceptance of Purchase Orders.  McDATA will notify Buyer of its acceptance or rejection of a purchase order within [***] ([***]) [***] days after receipt of such purchase order, by email, facsimile or traditional post.  Failure of McDATA to notify Buyer within [***] ([***]) [***] days will be deemed acceptance of a purchase order.  In the event that McDATA rejects a purchase order, McDATA will inform Buyer of the reason for such rejection.  All purchase orders shall be governed by the terms and conditions of this Agreement, and none of the terms or conditions of Buyer’s purchase order shall be applicable if they are in conflict with the terms or conditions of this Agreement unless otherwise agreed to in writing by McDATA.

8.4          Spares.

8.4.1       Spare Parts Orders.  Buyer has full responsibility for stocking Spares at levels sufficient to satisfy its Reseller and End User Customer requirements.  As outlined in McDATA’s then-current Spares, Repair and Upgrade Catalog, Spares to support Products currently in production may be ordered from 8:00 to 5:00 MT in three ways:  “Normal Spares”, “Expedite Spares”, and “Emergency Spares”.  Orders for Normal Spares shall be placed by Buyer not less than [***] ([***]) days in advance of the earliest delivery date specified in such orders.  Orders for Expedite Spares shall be placed by Buyer not less than[***] ([***]) days in advance of the earliest delivery date specified in such orders.  McDATA shall use its reasonable best efforts to ship orders for Emergency Spares within [***] ([***]) hours after receipt of order.  Spares to support discontinued Products shall be handled in accordance with the provisions of the applicable Product discontinuance notice.

Notwithstanding the foregoing, for the [***]month period commencing on the effective date of the Agreement, orders for Normal Spares may be placed by Buyer not less than [***] days in advance of the earliest delivery date specified in such orders.  All pricing on such orders will be at a [***] ([***]) discount off McDATA’s End User “Spares, Repair and Upgrade Catalog”.  Spare parts orders placed less than [***] days in advance of the earliest delivery date, will be priced at the “Expedite” or “Emergency” levels according to lead-times specified in the “Spares, Repair and Upgrade Catalog”.  Upon expiration of such [***] month period, pricing and lead times revert to those stated in preceding paragraph.

8.4.2       Other Vendors.  Nothing contained herein shall prohibit Buyer from purchasing Spares or replacement parts from any other vendor, provided, however, that McDATA shall have no warranty responsibility with respect to such Spares purchased from any other vendor or for Products in which such Spares are installed.  The purchase and use, by Buyer, of expendables (fuses and diskettes) acquired from sources other than McDATA shall not affect McDATA’s warranty responsibility for the affected Products.

8.5          Order Rescheduling.  Buyer may reschedule a purchase order within the calendar quarter of the originally scheduled ship date without penalty.  Within any calendar quarter (“Quarter”) Buyer may reschedule the ship date for any purchase order(s) accepted by McDATA, on an unlimited basis without charge, if the new scheduled ship date for such purchase order(s) is within such Quarter.  [***].  Except as set forth herein, no other rescheduling is allowed.

8.6          Shipment/Delivery and Export/Import.  When requested, McDATA will use reasonable efforts to assist Buyer in obtaining any documents (e.g., import certificate, pro forma invoice) that are required to enable Buyer to import the Products into the country of delivery (and, where necessary, for in-transit passage of goods through another country) and enable McDATA to obtain an export license for the exportation of the Products.

After appropriate export and import licenses are secured, McDATA will ship each item of Product sold hereunder F.O.B., McDATA’s point of shipment. Buyer shall, at least [***] ([***]) days prior to the requested delivery date of such Products, specify in writing the location to which the Products are to be shipped, and may also specify the type of conveyance and/or carrier for shipment.

As used in this Agreement, shipment and delivery are synonymous.  For purposes of this Agreement, shipment and delivery occur upon delivery of Products by McDATA at McDATA’s factory to the common carrier specified by Buyer.

8.7          Acceptance of Products.  All Products sold under this Agreement shall conform to McDATA’s then current Product Specifications at time of delivery.  Buyer’s acceptance of each Product shall occur upon delivery unless Buyer notifies McDATA in writing within [***] ([***]) days after delivery that such Product does not conform to specifications.  Payment for any Product by Buyer shall not reduce the [***] ([***]) day period available for inspection and reporting of any nonconformance.  McDATA’s obligation for defective Products shall be limited to its repair or replacement (at McDATA’s option and expense) pursuant to the warranty provisions of Section 11 of this Agreement.

In the event that any Product delivered to Buyer does not function in accordance with the specifications during the [***] ([***]) day acceptance period, and such malfunction is not due to freight damage or other exclusions in Section 11.1, Buyer shall make a reasonable attempt to isolate and correct the problem and, if required, shall contact McDATA for assistance by telephone.  If these steps prove unsuccessful, McDATA agrees, upon written request by Buyer, to either promptly repair or replace (at McDATA’s option and expense) the malfunctioning Product as a warranty adjustment to Buyer’s Products pursuant to Section 11.1.

8.8          Order Cancellation.  If, upon installation at an End User Customer’s site, Buyer finds that a Product has functional defects that render it unfit for sale, Buyer shall notify McDATA by fax or in writing.  Within [***] ([***]) [***] days of receipt of such notice, McDATA shall ship a replacement Product to Buyer at no charge to Buyer.  Buyer shall ship the defective Product to McDATA within [***] ([***]) [***] days of its notice to McDATA.  In the event that Buyer does not ship the defective Product to McDATA within [***] ([***]) [***] days of its notice to McDATA, Buyer shall pay McDATA [***] [***] [***] [***] [***]

9              PRODUCTS.  McDATA agrees to sell to Buyer the Products listed in Figure A-1 of Exhibit A of this Agreement, at the prices specified in Figure A-1 of Exhibit A, and under the terms specified in this Agreement.  McDATA reserves the right to add or withdraw Products from this list.  Additionally, McDATA reserves the right at any time to make changes to any Products, including changes that are required to facilitate performance in accordance with Product Specifications.

9.1          Product Specifications.  Reference numbers (“Engineering Document Numbers”) for McDATA product specifications for the Products are outlined in Exhibit B of this Agreement. All repairs and maintenance for Products shipped prior to such change in Product Specifications shall be provided according to the Product Specifications in effect at the time of the shipment of such Products.

9.2          Product Design Changes and Field Modification Orders.

9.2.1       Design Changes.  In the event McDATA proposes a change to the Products or Software which affects the form, fit or function of the Products and such change will be implemented for all of McDATA’s customers purchasing similar products with similar specifications from McDATA, or if such change would directly affect any Buyer-unique feature, McDATA agrees to provide Buyer prior notification of such change, and give Buyer an opportunity to comment on such change.  On such notice, McDATA will state a date by which Buyer’s comments are required; such date shall be a minimum of [***] ([***]) [***] days from the date of such notice.  If Buyer has not responded on or before that date, McDATA will assume Buyer has no comments, and will proceed with the change process.

McDATA shall have the right to make any other design changes to the Products which do not affect the form, fit or function and do not affect a Buyer-unique feature at any time prior to shipment.

Buyer may request changes or modifications in the Products (Buyer Initiated Change) upon written request to McDATA specifying the same in detail.  As soon as practicable after receipt thereof, McDATA shall review the request and, if acceptable to McDATA, shall furnish Buyer price estimates, non-recurring development costs, and delivery schedules for such changes or modifications.  If same are acceptable to Buyer, McDATA will, upon receipt of a purchase order therefor, proceed to implement same at the expense of Buyer.

All rights in and to any Product design changes initiated by McDATA or requested by Buyer shall be the exclusive property of McDATA.

9.2.2       Field Changes.  In the event that a Product field change is mandatory, McDATA will promptly provide Buyer a full description of the problem and resolution, and any hardware or software required.  Buyer will provide such information, hardware and software to Service Providers and End Users.

9.2.3       Obsolete Spares.  In the event that McDATA shall have rendered any Spares obsolete through Mandatory Changes, Buyer shall have the right to return and receive [***] [***] [***] any excess inventory of such Spares.  McDATA agrees to accept [***] [***] [***] [***] any such Spares provided the Spares rendered obsolete have not been damaged or subjected to misuse and are returned to McDATA, in substantially the same condition as received by Buyer, in a single lot shipment at Buyer’s expense, within [***] ([***]) [***] days after date of notice from McDATA pursuant to Section 9.2.4 hereof.

9.2.4       Notification. McDATA will notify Buyer promptly of all engineering change notices (“ECNs”) which affect form, fit or function of the Product, field changes (including whether they are optional or mandatory), technical and support documentation changes, microcode updates, driver and firmware updates, and Product problems.  Such notification will include a message to Buyer via electronic mail or fax concurrent with McDATA’s release of information to its support Web sites.  Buyer will provide such information, as appropriate, to Service Providers and End Users.

9.3          Improvements.    McDATA agrees to give Buyer the right to purchase any new or improved product that has capabilities and functions comparable to the Products that McDATA makes generally available to its other customers with similar distribution strategies.  Such new models, options, features and improvements will be made available to Buyer [***] [***] [***] [***]

9.4          Buyer Modification.  Buyer represents that in no event shall Buyer alter any Product in any way to modify the performance characteristics of that Product without the prior written permission of McDATA.  The appropriate identification labels, regulatory agency marks and verification of FCC Class A Compliance or the licensed agency number are indicated on the Products at the time of shipment.  Buyer shall not modify any marks or labels affixed to the Products by McDATA with those showing Buyer’s name, or otherwise modify or replace such marks or labels.  McDATA hereby disclaims any liability for the possession, use, resale, or operation of any Products that, as a result of an alteration by Buyer or any third party, affects its compliance with the applicable regulations and/or requirements.

9.5          Product Discontinuance.  McDATA reserves the right to discontinue Products by notifying Buyer in writing at least [***] ([***]) days prior to the discontinuance date.  McDATA agrees to honor all purchases orders received and accepted by McDATA prior to the date specified on the discontinuance notice.

10           SOFTWARE LICENSE & RESTRICTIONS.

10.1        Buyer understands that the Software is proprietary to, trade secret of, and copyrights by McDATA or its suppliers.  Buyer further understands that Buyer and its Resellers and End User Customers are acquiring only the right to use the Software, and that all ownership, copyright, and other intellectual property rights vested in this Software shall remain with McDATA or its suppliers.

10.2        McDATA grants to Buyer the non-exclusive, non-transferable right and license to use the Software, in Object Code form only, for support, marketing and demonstration purposes and for the training of its Resellers and End User Customers.

10.3        Buyer agrees that it shall not attempt to modify, reverse engineer, decompile, disassemble, decode or translate the Software.  Buyer further agrees that it shall not copy the Software except for archival or back-up purposes, as may be necessary for use on or with the Products.

10.4        Buyer shall ensure that each End User Customer is provided a copy of the Software license that is between such End User and McDATA or its suppliers.  Such Software license may be in the form of a click-through or shrinkwrap license.  In countries where click-through or shrinkwrap licenses are enforceable, McDATA’s click-through licenses or shrinkwrap licenses shall satisfy such requirement.  In countries where click-through licenses or shrinkwrap licenses are not enforceable, or if Buyer chooses not to use such a click-through or shrinkwrap license, Buyer shall use a license which contains substantially the same terms and conditions as those set forth on Exhibit D.

10.5        Buyer shall not export, directly or indirectly, the Software to countries that are not signatories of the Berne Convention.

10.6        Buyer shall reasonably notify McDATA promptly of any unauthorized use, disclosure, reproduction or distribution of Software which comes to Buyer’s attention.

11           WARRANTY.

11.1        Product and Spares Warranty.  McDATA warrants that the Products and Spares purchased will, under normal use and service, conform to Product Specifications at the time of shipment and be free from defects in material and workmanship for [***] [***], as measured from the date of shipment.

[***]

McDATA will, at its option and without charge to Buyer, promptly repair or replace, any Product (excluding expendables) that is determined to be defective and that is returned to McDATA within this warranty period, provided the Product or Spares has not been damaged, subjected to misuse, altered, improperly repaired or maintained by Buyer or third parties in a manner that McDATA reasonably determines to have adversely affected performance or reliability.  McDATA’s liability hereunder is limited to the repair or replacement of the defective Product or Spares and does not include any labor related to the removal and/or subsequent reinstallation thereof.  The above warranty extends solely to Buyer (and shall not be transferred or assigned in any manner) and all warranty claims must be generated by Buyer.  Repair or replacement of component parts by McDATA shall not extend or decrease the Product or Spares warranty.

11.2        Software Warranty.  McDATA warrants that the licensed Software will, under normal use and service, conform to Product Specifications and be free from defects in material and workmanship for [***][***], as measured from the date of shipment.

[***]

McDATA’s sole obligation under this warranty shall be to repair or replace any defective Software media and/or to remedy any non-conformance of the Software to enable it to conform to the functional specifications set forth in its applicable documentation.

This warranty is only effective when the Software is used on or in conjunction with the Product(s) to which it relates.  Further, the warranties are contingent upon proper use of the Software by Buyer or Buyer’s Customers, and will not apply if the Software has been modified without the prior written consent of McDATA.  McDATA makes no warranty that use of the Software will be uninterrupted or error-free, or that its use will meet Buyer’s or Buyer’s Customer’s suitability requirements.

11.3        Title Warranty.  Except for McDATA’s security interest in Products pending payment therefor pursuant to Section 6, McDATA warrants that title to all Products delivered to Buyer under this Agreement shall be free and clear of all liens, encumbrances or other claims.

11.4        Year 2000.  Subject to the other provisions of this Section 11, McDATA warrants that for a period of one (1) year following the advent of the Year 2000 the Products sold to Buyer will under normal use and service, as set forth in the Product Specifications, record, store, process, and present calendar dates falling on or after January 1, 2000 (including February 29, 2000), in the same manner, and with the same functionality, except for limitations imposed by the underlying operating system and utilities, as such Products record, store, process and present calendar dates on or before December 31, 1999. Notwithstanding the foregoing, McDATA shall not be responsible for any output, results, errors or abnormal terminations to the extent that such are caused by (i) any products or services not provided by McDATA or (ii) any data to be manipulated that is incorrect, ambiguous or that does not specify a century.

11.5        Disclaimer.  THE WARRANTIES AND CONDITIONS SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF McDATA HEREUNDER ARE IN LIEU OF, AND McDATA HEREBY DISCLAIMS, ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.  IN NO EVENT SHALL McDATA’S LIABILITY TO BUYER UNDER THIS SECTION EXCEED THE AMOUNT PAID BY BUYER TO McDATA FOR THE AFFECTED PRODUCT.

Buyer acknowledges and agrees that it will make no representations or warranties to its Customers, on behalf of McDATA.

12           TECHNICAL SUPPORT, REPAIRS AND TRAINING.

12.1        By McDATA:

12.1.1     Technical Support.  McDATA will provide telephone support to Buyer as is reasonably required and will, in good faith, cooperate with Buyer to solve any technical difficulty specific to the designated products that cannot be resolved by Buyer’s Technical Support Staff (TRC – US, Europe, Australia and Asia) that are trained to service and maintain the Products.  Buyer’s Technical Support Staff members must have completed training by McDATA on the designated products.  McDATA’s Technical Support Center will be staffed and available to Buyer’s Technical Support Staff 8:00 am to 5:00pm (Mountain Time, US) Monday through Friday, excluding holidays.  McDATA’s Technical Support Center will be available to the Buyer’s Technical Support Centers through an answering service at all other times for situations deemed critical by the Buyer’s Technical Support Staff.  McDATA will acknowledge the receipt of off-hours critical situation within [***] ([***]) hours of the time Buyer logged the call with McDATA’s answering service.  Buyer acknowledges that all technical support inquiries will originate from the Buyer’s Technical Support Staff (Worldwide TRC).

McDATA will provide and maintain alternate forms of communication for questions from the Buyer’s Technical Support Staff by means of standard email and through the McDATA public web site.

[***]

12.1.2     Repairs.  McDATA shall maintain a repair facility in the United States for a period of [***] ([***]) years from the last date of shipment to Buyer of each Product on a model by model basis. Such repair facility will be available for spares, repairs, upgrades and on-going technical support (including technical support pursuant to Section 12.1.1 and Software Support pursuant to Section 13).  [***] [***]

12.1.3     Technical Support Training.  Pricing for McDATA’s training is specified in McDATA’s Training Guide, as discussed in Exhibit A of this Agreement.  McDATA shall make available to Buyer, at Buyer’s expense, training courses and materials designed to instruct Service Providers in the operation and maintenance of the Products.

12.1.4     Information and Documentation.  Information and documentation provided by McDATA pursuant to Sections 9.2.2, 9.2.4, 12.1.1, 12.1.3, 15 and Exhibit A, Section 5.1 may be used, displayed and copied by Buyer [***] [***] solely for Service Providers’ use in supporting and repairing Products.  Buyer [***] [***] will include on any such reproduction, copies or displays any of McDATA’s confidentiality, ownership, use restriction statements and other similar notations that appear on the original versions of such material.  The only Web access Buyer [***] [***] may provide to such material which is designated McDATA confidential or proprietary is to Service Providers with a need to know via Buyer’s [***] [***] restricted-access intranet or password-controlled extranet; such confidential or proprietary material may not be posted on any Buyer [***] [***] public Internet site.

12.1.5     Corrective Action.  In the event that (a) Buyer becomes aware of a recurring problem arising from or related to a Product, or a Product quality problem, or (b) an End User Customer specifically requests investigation of a Product problem experienced by the End User Customer, Buyer will notify McDATA.  For a problem described under (a), the parties will consult to mutually develop an action plan, including fault identification, for a prompt remedy.  For an End User Customer problem described in (b), the parties will mutually investigate the matter and draft a response for the End User Customer.

12.2        By Buyer:  Buyer Technical Support.  Buyer’s technical support group will attempt to remedy technical difficulties encountered by Buyer’s Customers.  If Buyer is unable to resolve such technical difficulties, Buyer’s designated, trained technical support group will act as the interface between McDATA’s service support organization (as set forth in Section 12.1.1) and Buyer’s field service organization.

13           SOFTWARE MAINTENANCE.  Upon payment of the license fee and/or then-current annual maintenance fee listed in Exhibit A, McDATA shall make available to Buyer the following services:

13.1        Software Support.  [***].  Buyer agrees to give McDATA prompt written notice of any program errors it discovers.  McDATA shall provide Buyer with corrections to reported errors as soon as possible after receipt of notification and supporting materials from Buyer regarding such error.  In the event Buyer reports a program error, McDATA will resolve the error using the latest Software release.  The error will be deemed corrected when McDATA makes the latest release available to Buyer unless Buyer communicates with McDATA, within [***] ([***]) days after Buyer’s receipt of the Software release, that the error has not been corrected.

13.2        Program Errors.  McDATA and Buyer recognize that Software nonconformities are of varying severity and require different levels of responsiveness.

Priority 1 - Critical Error

Priority 1 errors are those that corrupt data or that a user cannot conveniently work around.  McDATA recognizes that Priority 1 errors have a significant impact on End User Customers and require immediate attention.  McDATA agrees to acknowledge receipt of Buyer’s report of such Priority 1 errors within [***] ([***]) hours of such call, and further agrees to commence corrective action as soon after receipt of such report as is reasonably possible, and will diligently pursue such corrective action until the errors are corrected.

Priority 2 - Serious Error

Priority 2 errors are errors for which work-arounds are available; however, they have a noticeable effect and require prompt attention.  McDATA agrees to acknowledge receipt of Buyer’s report of such Priority 2 errors within [***] hours of such call.  In the event a Priority 2 error is not resolved within [***] ([***]) days after Buyer reports the error, McDATA will provide Buyer with the schedule and action plan for prompt resolution.

Priority 3 - Minor Error

Priority 3 errors usually have minimal impact and need not be resolved separately.  Resolution of these errors may be incorporated in maintenance updates as periodically released by McDATA.

13.3        Software Update Service.  Upon payment of the License Fees and Annual Maintenance Fees as defined in Exhibit A, Pricing, McDATA will provide Buyer with Software and documentation updates, as they become available for Buyer to provide to End User Customers, directly [***] [***] [***].  McDATA grants Buyer [***] [***] the limited right to post Software drivers, firmware and Software updates on their secure, password protected intranet and extranet sites only for use by Service Providers in the support of McDATA Software.  Buyer acknowledges that Software drivers, firmware and Software updates are proprietary and confidential information of McDATA and will not disclose drivers, firmware and software updates to others unless specifically authorized under the terms of this Agreement.  McDATA Software drivers, firmware and software updates posted on Buyer’s [***] [***] web site[***] shall include the following legend:  “The McDATA Product software drivers, firmware and software updates contained herein are owned by McDATA and are considered confidential.  Such McDATA Product software drivers, firmware and software updates may be used only by McDATA’s licensees.  Unauthorized copying of these software drivers, firmware and software updates is strictly prohibited.”  [***].

13.4        Limitations.

13.4.1     Should McDATA announce the availability of a new Software release that enhances and supersedes a previous release, McDATA will discontinue maintenance support for the previous release and shall provide [***] ([***]) months’ written notice to Buyer prior to the effective date of such maintenance discontinuation.

13.4.2     For a period of [***] ([***]) years from the date of the last shipment to Buyer of a discontinued Product utilizing the Software, McDATA shall make available to Buyer such Software maintenance services as may reasonably be required for such Products [***] [***] [***] [***] [***]

14           INDEMNIFICATION.

14.1        By McDATA. Subject to the provisions of Section 14.3, McDATA agrees, at its expense, to defend, indemnify and hold harmless Buyer and its officers, directors and employees from and against all third party claims, suits and proceedings (l) arising in connection with any breach of this Agreement by McDATA, or (ll) based on any third party claim that the Products and/or Software infringe or violate any United States patent or trademark, or worldwide trade secret or copyright, and will pay all final judgments awarded or settlements entered into on such claim, proceeding or suit. Notwithstanding the foregoing, McDATA shall not be liable for any claim of infringement to the extent any Product or Software is altered or modified without McDATA’s authorization.

In the event the Products or Software become, or in McDATA’s opinion are likely to become, the subject of an infringement, McDATA shall have the right, at its option and expense, to (i) obtain the rights to continued use of such Product or Software, (ii) replace or modify the Product or Software so that it is no longer infringing, or if, despite McDATA’s best efforts, neither (i) nor (ii) is possible, (iii) [***].

The foregoing remedies are the sole remedies for infringement of any intellectual property rights.

14.2        By Buyer. Subject to the provisions of Section 14.3, Buyer agrees, at its expense, to defend, indemnify and hold harmless McDATA and its officers, directors and employees from and against all third party claims, suits and proceedings arising in connection with (i) Buyer’s alteration or modification of any Product as described in Section 9.4, (ii) any breach by Buyer of this Agreement and (iii) Buyer’s modification of any Products and/or Software that infringes any third party’s U.S. patents, copyright or trade secrets and that, but for Buyer’s modifications, would not infringe such third party’s rights, and will pay all final judgments awarded or settlements entered into on such claim, proceeding or suit.

14.3        Indemnification Procedures. The indemnifying party’s indemnification obligations are conditioned upon the indemnified party:  (i) giving prompt notice of the claim or action to the indemnifying party; (ii) granting sole control of the defense or settlement of the claim or action to the indemnifying party (except that the indemnified party’s prior written approval will be required for any settlement that reasonably can be expected to require a material affirmative obligation of, result in any ongoing material liability to or materially prejudice or detrimentally impact the indemnified party in any way); and (iii) providing reasonable cooperation and, at the indemnifying party’s request and expense (except for the value of the time of the indemnified party’s employees), assistance to the indemnifying party in the defense or settlement of the claim or action.

15           DOCUMENTATION:  REPRODUCTION, MODIFICATION, AND DISTRIBUTION RIGHTS.  Except as otherwise provided in Section 17 and in Exhibit A, Section 5.1 hereof, and subject to the retention of all copyright notices and/or confidentiality legends, Buyer [***] [***] shall have the right to (l) copy any McDATA-supplied documentation for use internally by their employees and authorized subcontractors in order to promote and maintain the Products, and (ll) to translate, reproduce, and distribute to its Resellers and End User Customers copies of McDATA’s Product manuals and related documentation in conjunction with McDATA’s Products as purchased or leased by Resellers and End User Customers.  Buyer shall indemnify and hold McDATA, its successors and assigns, harmless from and against any liabilities, damage, costs, and expenses, including reasonable attorneys’ fees with respect to claims resulting from the Buyer’s [***] [***]  translation of McDATA’s Product manuals and related documentation.

In the event the parties agree that Buyer may market and distribute the Products under Buyer’s trademarks, and subject to the retention of all copyright notices and/or confidentiality legends, Buyer shall have the further right to prepare, assemble, and circulate Buyer’s own maintenance manuals derived from such documentation for use by its employees and, in the maintenance of the Products.  Buyer shall have the further right and obligation, at Buyer’s expense, to prepare a derivative work based upon McDATA’s end user documentation, including translations thereof, and to reproduce and distribute Buyer’s end user documentation to its Reseller and End User Customers.

16           IDENTIFICATION OF PRODUCTS, TRADEMARK RIGHTS AND WEB ACCESS

16.1        Identification of Products.  McDATA and Buyer hereby agree that Products sold hereunder will be labeled and marketed by Buyer under Trademarks and trade names owned by McDATA. Buyer agrees that for Products labeled and marketed under McDATA Trademarks or trade names, Buyer shall not remove, alter or obscure any McDATA proprietary markings on any Product at any time.  Buyer agrees that, in its sales promotions, advertising literature and any other public references, Buyer will identify such Products as McDATA’s Products.

In the event the parties agree that the Products will be labeled and marketed by Buyer under Buyer’s trademarks or trade names, McDATA shall have the right to affix and Buyer shall not remove or cover over a nameplate indicating model number, serial number, patent number and/or patent pending legends, and any other markings that may be required by law or by regulatory agencies.  In such event, Buyer agrees that, in its sales promotions, advertising literature and any other public references, Buyer will identify such Products as Buyer’s Products.

16.2        Trademark Rights.  During the term of this Agreement, McDATA grants permission to Buyer and Resellers to use McDATA’s trade name and Trademarks only as follows: (l) in connection with the sale, lease, licensing, distribution, advertisement or promotion of the Products in the Territory; (ll) to identify Buyer as an “Authorized Reseller” of McDATA.  Trademarks may be used only in the form as forth in Section 1 of Exhibit F, attached hereto and incorporated herein, provided such Trademark is identified as being a registered Trademark of McDATA Corporation as set forth in Section 2 of Exhibit F.  Buyer agrees to report any infringement, of which they are aware, relating to McDATA’s or its licensor’s rights in said Trademarks and trade names.  Buyer shall use McDATA’s Trademarks and trade names at Buyer’s place of business, in sales literature and all other promotional materials, and in all media advertisement, shall use McDATA’s trade name solely to reflect the source of such Products, and shall identify Trademarks and trade names as being the property of McDATA.

Both Buyer and McDATA recognize the importance of maintaining the nature and quality of products offered and services rendered under McDATA’s Trademarks.  Therefore, Buyer agrees that all products and services provided under McDATA’s Trademarks shall be of the same and consistent high quality as those that are presently offered by McDATA.

Prior to initial publication or commercial use, samples of Buyer’s intended use of McDATA’s Trademark and/or trade name in its printed material shall be delivered to McDATA for review and approval.  In the event Buyer modifies such use, Buyer will submit such modification to McDATA for review and approval.  McDATA reserves the right to discontinue use or to substitute any McDATA Trademark or trade name at any time.  Immediately upon written notice from McDATA of discontinued use, Buyer shall immediately (or upon prompt liquidation of inventory) stop using the Trademark and/or trade name, and if so instructed by McDATA, destroy or return to McDATA any remaining goods, advertising and packaging materials bearing such trademark and/or trade name.  In the event of substitution, Buyer shall immediately use such new Trademark and/or trade name, and stop using the previous Trademark and/or trade name, and if so instructed by McDATA, destroy or return to McDATA any remaining goods, advertising and packaging materials bearing such previous Trademark and/or trade name.

McDATA will, in its sole discretion, in its name and at its expense, apply for certificates of use or registration of its Trademark(s), as applicable, or may require Buyer to apply therefor on McDATA’s behalf and at its expense.  Buyer agrees to cooperate with McDATA in making such applications as may be reasonably requested.  Buyer acknowledges that all right, title and interest in said Trademarks and trade names shall at all times vest in McDATA or McDATA’s licensors, and Buyer will not apply for or register Trademarks and/or trade names which are the same as or confusingly similar thereto, except with McDATA’s prior written consent.

It is the intention of the parties to protect as fully as possible all of their rights to their respective Trademarks.  Therefore, no right is granted hereunder for either party to use the Trademarks of the other party, except as provided herein or as specifically permitted in writing by such other party.  Willful use of a party’s Trademark contrary to the provisions of this Section shall constitute a material breach of this Agreement.

16.3        Operational Provisions.  In the event the parties agree that the Products will be labeled and marketed by Buyer under Buyer’s Trademark, special provisions for identifying Products being purchased by Buyer are set forth in the attached Exhibit C.

16.4        Web Access.  The HITACHI DATA SYSTEMS web site may utilize and maintain (a) hyperlinks to the main and any additional relevant pages related to Products listed on Exhibit A of McDATA’s internet site, www.mcdata.com, (b) unaltered electronic reproductions of documentation (but not documents qualifying as Proprietary Information) supplied by McDATA to HITACHI DATA SYSTEMS, and (c) display the McDATA logos on connection with promoting the Products.  All Buyer uses of McDATA logos will comply with McDATA Trademark Use Policies and logo specifications that are provided by McDATA to Buyer.  In accordance with Section 16.2, Buyer will provide to McDATA samples of Buyer’s use of McDATA’s logos.  Upon termination of this Agreement, HITACHI DATA SYSTEMS shall cease to use any such marks, names, hyperlinks or logos, and shall, within a reasonable time, remove any reference to McDATA from its advertising and promotional material.

17           CONFIDENTIALITY OF INFORMATION.  Each party acknowledges that, in the course of purchasing Product and/or licensing Software and meeting its respective obligations under this Agreement, it might obtain information relating to the Products, the Software and/or the other party that is of a confidential and proprietary nature and, if furnished in written or other tangible form is clearly marked as being confidential or proprietary, or, if orally or visually furnished, is identified as being confidential or proprietary in a writing submitted to the recipient within thirty (30) days after such oral or visual disclosure (“Proprietary Information”).  Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, financial information, and sales and marketing plans.  Each party agrees that, at all times during the term of this Agreement and for three (3) years after its termination, it shall (i) not use or disclose the Proprietary Information of the other party, except as expressly authorized by this Agreement and (ii) use at least that level of effort to prevent the disclosure of the other party’s Proprietary Information as that level of effort used by itself to protect its own proprietary information of similar importance, but in any event at least commercially reasonable efforts. Each party further agrees that, when disclosing Proprietary Information of the other party to its employees and Resellers, it shall do so only (x) on a “need to know” basis to fulfill that party’s obligations under this Agreement or to operate, maintain, or support the Products, and (y) after such Resellers have executed written confidentiality agreements with terms substantially equivalent to those herein.

Upon termination of this Agreement and upon request, the receiving party shall promptly return all  of the other party’s Proprietary Information under its control and all copies thereof to the disclosing party, except that the receiving party shall be permitted to retain such copies of the Proprietary Information as are necessary to operate, maintain or support Products previously purchased pursuant to this Agreement.

Either party may publicly disclose the existence of this Agreement; however, neither party shall disclose the specific terms and conditions to any third parties except by written agreement between McDATA and Buyer dated subsequent to the Effective Date or as required by law or the order of a court of this Agreement with other buyers.

The non-use and non-disclosure provisions of this Section shall not apply to information that (i) can be documented, by adequate written records, that the receiving party already knew at the time of disclosure; (ii) is or becomes publicly known or readily ascertainable by the public through no wrongful act of the receiving party; (iii) can be documented, by adequate written records, to have been independently developed by the receiving party without reference to or use of any  Proprietary Information; (iv) is rightfully received by the receiving party from a third party without breach of any confidentiality obligations by such third party; (v) is required to be disclosed by operation of law or pursuant to order of a government agency that has jurisdiction over such information; or (vi) is released by written mutual agreement of McDATA and Buyer.

The parties agrees that any violation of this or any other agreement covering nondisclosure of  Proprietary Information or publication or any unauthorized disclosure of Proprietary Information shall constitute a violation of the terms of this Agreement.  Each party agrees that violation of the terms hereof shall cause the other party irreparable damages for which monetary damages may be inadequate, and each party agrees that the other party shall be entitled to injunctive relief.

18           LIMITATION OF LIABILITY.  [***] [***] IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF ANTICIPATED REVENUE OR LOSS RESULTING FROM BUSINESS DISRUPTION) ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER IN AN ACTION FOR CONTRACT OR TORT AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

[***] IN NO EVENT SHALL THE LIABILITY OF EITHER PARTY TO THE OTHER, IN ANY INSTANCE, EXCEED  [***].

19           TERMINATION.  In addition to any other rights or remedies that may be available at law or in equity, either party may terminate this Agreement upon the occurrence of any one of the following:

(i)            In the event of a material breach by either party in the performance of their obligations hereunder, the party alleging the breach shall give written notice specifying the nature and extent of the breach to the other party and such party shall have thirty (30) days thereafter to cure the breach.  If the breach is not cured within the thirty (30) day period, termination shall become effective on the thirtieth (30th) day following the written notice.

(ii)           Immediately without notice in the event that the other party (1) ceases to carry on its business as currently conducted; (2) becomes insolvent; (3) makes a general assignment for the benefit of creditors, (4) files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets; (5) becomes subject to any proceedings under any bankruptcy or insolvency law, where such proceeding has not been dismissed within sixty (60) days or (6) has wound up or liquidated, voluntarily, or otherwise.

Termination of this Agreement shall not relieve either party of the obligations incurred under this Agreement pursuant to Sections 6, 10.2, 10.3, 11, 12.1.2, 14, 15, 16.2, 17, and 20.5, which Sections shall survive such termination.  In addition, any other obligations under this Agreement that by their nature extend beyond the expiration date or other termination of this Agreement shall survive and remain in effect until all such obligations are satisfied.

20           GENERAL PROVISIONS.

20.1        Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Colorado of the United States of America, and shall not be construed in accordance with or governed by the United Nations Convention for International Sales of Goods (CISG).

20.2        Waiver.  No waiver of any right or remedy on one occasion by either party shall be deemed a waiver of such right or remedy on any other occasion.

20.3        Compliance with Laws.  Buyer and its Resellers shall comply with all applicable laws, including, without limitation, the export control laws of the United States of America, any export control regulations of the United States, and any applicable laws or regulations of those countries involved in transactions concerning the exporting, importing and re-exporting of Products purchased under application of these terms and conditions.  Buyer  and its Resellers shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify McDATA from and against any liabilities, damage, costs and expenses, including reasonable attorneys’ fees with respect to claims resulting from violations of such act by Buyer and/or its Resellers.

Further, Buyer acknowledges that the laws and regulations of the United States restrict the export and reexport of commodities and technical data of United States origin, including some or all of the Software.

20.4        Notices.  Notices required hereunder shall be in writing, and shall be deemed given when transmitted by facsimile (provided such facsimile is subsequently confirmed in writing within five (5) days of the facsimile date) or deposited with an express delivery service with guaranteed third day delivery, prepaid, addressed as follows:

	To McDATA:	With an additional copy to:
	McDATA Corporation	McDATA Corporation
	310 Interlocken Parkway	310 Interlocken Parkway
	Broomfield, Colorado 80021-3464	Broomfield, Colorado 80021-3464
Attn.:	Vice President of	Attn.: Contract Operations
Marketing and Sales
Facsimile # 303/465-4996

	To Buyer: Hitachi Data Systems	With an additional copy to:
	750 Central Expressway	Hitachi Data Systems
	Santa Clara, CA 95051	750 Central Expressway
	Attn.: Vice President Alliances	Santa Clara, CA 95051
	Facsimile # 408/748-8451	Attn.: General Counsel, M/S 32-02
Facsimile # 408/970-5949

20.5        Assignment.  Neither Buyer nor McDATA shall assign this Agreement or any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

20.6        Attorneys’ Fees.  If any dispute arises between the parties with respect to the matters covered by this Agreement that leads to a proceeding to resolve such dispute, the prevailing party shall be entitled to receive its reasonable attorneys’ fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

20.7        Official Language.  The official language of this Agreement, and all transactions conducted under this Agreement, is English.  Documents or notices not originally written in English shall have no effect under this Agreement until they have been translated into

English by the party providing the notice or document and the English translation shall then be the controlling form of the document or notice.

20.8        Headings.  The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

20.9        Force Majeure.  Neither party shall be responsible for any failure to perform or delay in performing any of its obligations due to causes beyond the reasonable control of the party, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials.  In the event of such delay, either party may defer the performance for a period equal to the time of such delay.

20.10      Severability.  If any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

20.11      Contract Changes.  Except as provided herein, this Agreement may not be modified or amended except by an instrument in writing signed by duly authorized representatives of both parties.  The parties acknowledge that from time to time McDATA and Buyer may wish to implement changes to this Agreement.  On an ongoing basis, these changes will be executed in accordance with a formalized written process, and the overall Agreement may be amended annually with mutual agreement of both parties.

20.12      Records.    During the term of this Agreement [***] [***] Buyer shall maintain a full and complete record of all Buyer’s shipments of Software to Resellers and End User Customers including any information or reports Buyer receives from Resellers with regard to Product.  During such time, McDATA retains limited rights to audit such records.  Such audit shall be conducted by an independent third party at McDATA’s expense and is subject to reasonable notice by McDATA and shall take place during Buyer’s normal business hours.

EXHIBIT A

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Figure A – 1

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EXHIBIT B

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EXHIBIT C

OPERATIONAL PROVISIONS

In the event the parties agree that the Products will be labeled and marketed by Buyer under Buyer’s Trademark, the following operational provisions apply.

All prices assume Buyer’s purchase of McDATA’s standard Product design, standard parts and identification thereof, packing and packaging and identification thereon, and documentation relating to installation, operation and maintenance, with the following exceptions:

1.             Logos.  McDATA Products are normally shipped without a logo.  McDATA agrees to apply specialized logos, as outlined below, to Products purchased by Buyer, provided Buyer has supplied sufficient information in compliance with McDATA’s Manufacturing Specifications within ninety (90) days of the initial requested ship date, and has supplied logos/nameplates and/or labels within thirty (30) days of the requested ship date.

Custom Logos.  McDATA will, at Buyer’s expense, produce and apply a specialized logo for Buyer if Buyer provides the necessary artwork, dimensioned drawings, color, and material specifications.  McDATA will have the logos designed and manufactured.  McDATA prefers to use a Lexan-type material.

Buyer-Provided Logos.  McDATA will apply Buyer’s adhesive-backed logo to the Products if Buyer supplies the logos, and if Buyer provides clear instructions as to placement.  If Buyer supplies its logo to McDATA, McDATA requires Buyer’s logo part number so that McDATA may order the logos directly from Buyer or Buyer’s recommended supplier.  If Buyer supplies its own logo and McDATA has not received the logos in time for scheduled Product shipment, McDATA will ship the Product without Buyer’s logo on the unit.

2.             Identification of Parts.  Buyer agrees that it will utilize McDATA’s system of component identification.  All field replaceable components of the Products shall bear McDATA Corporation part numbers.  Other components, as used on or in the field replaceable components of the Products may bear either McDATA Corporation part numbers or supplier part numbers.

3.             Packing and Shipping Containers.  McDATA agrees to package all Products, Spares and replacement components in accordance with standard industry practices.

Pre-Printed Shipping Carton Labels.  Products are shipped in generic shipping cartons with generic pre-printed labels (e.g., international handling labels).  These labels must be applied to all cartons and cannot be customized.

Buyer-Supplied Carton Labels.  McDATA will apply Buyer-supplied shipping labels showing Buyer’s name, logo, etc., provided Buyer supplies McDATA with pre-printed labels, and the part number for those labels that allows McDATA to order the labels from Buyer or from Buyer’s recommended supplier.  If McDATA has not received the labels in time for scheduled Product shipment, McDATA will ship without Buyer’s label on the carton.

Custom Carton Labels.  At Buyer’s expense, McDATA will develop and supply special shipping labels for Buyer, provided Buyer supplies to McDATA the artwork necessary to create the labels and the material requirements for the labels in sufficient time to complete the development and ordering of the special labels prior to the scheduled Product shipment date.

4.             [***]

5.             Obsolete Parts Return.  [***]

EXHIBIT D

An extra section break has been inserted above this paragraph. Do not delete this section break.

EXHIBIT E

[***]

EXHIBIT F

TRADEMARKS

Pursuant to Section 16.2, Buyer may use the following Trademarks:

Section 1               Logo:

Upon request, McDATA will provide a copy of the Corporate Standards for using McDATA’s Logo.

Section 2               The following statement must appear whenever the McDATA Trademark is used:

“McDATA® and the McDATA logo are registered trademarks of McDATA Corporation.”

EXHIBIT G

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